PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated June 2, 2026) Registration No. 333-296427

STEM, INC.
Up to 289,045 Shares of Common Stock
 This prospectus relates to the resale of up to 289,045 shares of common stock to acquire shares of our common stock, par value $0.0001 per share (the “Common Stock”) by the selling shareholder named in this prospectus, raicoon GmbH, (“Selling Shareholder”).
The Selling Shareholder may sell the shares of Common Stock described in this prospectus (the “Securities”) on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We provide more information about how the Selling Shareholder may sell the Securities in the section of this prospectus entitled “Plan of Distribution.”
The Selling Shareholder will receive all of the proceeds from the sale of the Securities in this offering. The Selling Shareholder may sell any, all or none of the Securities and we do not know when or in what amount the Selling Shareholder may sell the Securities hereunder following the effective date of the registration statement of which this prospectus forms a part.
Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “STEM.” The last reported sale price of our Common Stock on the NYSE on June 18, 2026 was $8.22 per share. We recommend that you obtain current market quotations for our Common Stock prior to making an investment decision.
You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in the Securities.
Investing in the Securities involves risks. See “Risk Factors” in this prospectus, starting on page 3. You should also consider the risk factors described in the documents incorporated by reference into this prospectus, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 5, 2026 and any subsequent Quarterly Reports on Form 10-Q.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated June 22, 2026

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, the Selling Shareholder may, from time to time, sell the Securities in one or more offerings. Information about the Selling Shareholder may change over time.
This prospectus provides you with a general description of the shares of Common Stock that the Selling Shareholder may offer. Each time a Selling Shareholder sells Securities using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares of Common Stock being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. In addition, the prospectus supplement also may add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus contains and incorporates by reference information that you should consider when making your investment decision. Neither we, nor the Selling Shareholder, have authorized anyone including any dealer, salesperson or other person to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus or any accompanying prospectus supplement does not offer to sell or ask for offers to buy any securities other than those to which it relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference in each of them is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, except as otherwise indicated or as the context otherwise requires, all references to “Stem,” the “Company,” “we,” “us,” “our” and “ours” refer to Stem, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. Our filings are also available, free of charge, on our website at www.stem.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of an offering of securities, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026 (the “2025 Form 10-K”);
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 7, 2026;
•our Current Reports on Form 8-K filed with the SEC on March 6, 2026 and March 17, 2026;
•the description of our Common Stock, par value $0.0001 per share, included in our registration statement on Form 8-A, filed on August 17, 2020, as subsequently amended and updated from time to time, including by our Description of Securities, filed as Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on February 28, 2022; and
•any other reports filed with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s 2025 Form 10-K.
Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:
1400 Post Oak Boulevard, Suite 560
Houston, Texas 77056
Attention: Investor Relations
877-374-7836
We maintain a website at www.stem.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus. You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and any related free-writing prospectus, as well as other statements we make, contains “forward-looking statements” as defined by the Private Securities Litigation Report Act of 1995, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “forecast,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “think,” “should,” “could,” “would,” “will,” “hope,” “see,” “likely,” and other similar words.
Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our financial and operating performance guidance, targets and other forecasts or expectations regarding, or dependent on, our business outlook and strategy; and expectations around our software and services-centric business; our ability to secure sufficient and timely inventory from suppliers; our ability to meet contracted customer demand; our ability to manage manufacturing or delivery delays; our ability to manage our supply chain and distribution channels; our acquisitions, joint ventures, partnerships and other alliances; forecasts or expectations regarding energy transition and global climate change; the integration and optimization of energy resources; our business strategies and those of our customers; our ability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the effects of natural disasters and other events beyond our control; the impacts of the One Big Beautiful Bill Act (“OBBB”) on our business and that of our customers; the direct or indirect effects on our business of macroeconomic factors and geopolitical instability, such as the wars in Ukraine and the Middle East; and our outlook and future results of operations, including revenue, adjusted EBITDA, and other metrics.
Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements, including but not limited to our inability to execute on, and achieve the expected benefits from, our operational and strategic initiatives, including from our cost reduction, workforce reduction and restructuring efforts; our inability to successfully execute on our new software and services-centric strategy; the effects of the OBBB on our business and that of our customers; our inability to secure sufficient and timely inventory from our suppliers, as well as contracted quantities of equipment; our inability to meet contracted customer demand; supply chain interruptions and manufacturing or delivery delays; disruptions in sales, production, service or other business activities; general macroeconomic and business conditions in key regions of the world, including inflationary pressures, general economic slowdown or a recession, high interest rates, changes in monetary policy, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, government shutdowns and instability in financial institutions; the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows; geopolitical instability, such as the wars in Ukraine and the Middle East; the results of operations and financial condition of our customers and suppliers; pricing pressures; severe weather and seasonal factors; our inability to continue to grow and manage our growth effectively; our inability to attract and retain qualified employees and key personnel; our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability, and evolving labor standards; risks relating to the development and performance of our software-enabled services; our inability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the risk that our business, financial condition and results of operations may be adversely affected by other political, economic, business and competitive factors; and other risks and uncertainties discussed in “Risk Factors” in this prospectus on page 3 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any subsequent reports on Form 10-Q, and in our other filings with the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, our actual results or outcomes, or the timing of these results or outcomes, may vary materially from those reflected in our forward-looking statements. Forward-looking statements and other statements in this prospectus and the documents incorporated by reference herein regarding our environmental, social, and other sustainability plans and goals are not an indication that these statements are necessarily material to the Company, investors or other stakeholders or required to be disclosed in our filings under U.S. securities laws or any other laws or requirements applicable to the Company. In addition, historical, current, and forward-looking environmental, social, and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the
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future. Forward-looking statements in this prospectus and the documents incorporated by reference herein are made as of the date of this prospectus or the documents incorporated by reference herein, and the Company disclaims any intention or obligation to update publicly or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
You should not place undue reliance on forward-looking statements, which speak only as of the date that they were made. Moreover, you should consider these cautionary statements in connection with any written or oral forward-looking statements that we may issue in the future. Except as required by law, we do not undertake any obligation to release publicly any revisions to forward-looking statements after completion of this offering to reflect later events or circumstances or to reflect the occurrence of unanticipated events. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference might not occur and are not guarantees of future performance.

PROSPECTUS SUMMARY
The following summary should be read together with the information contained in other parts of this prospectus and the information incorporated by reference herein. This summary highlights selected information contained elsewhere in this prospectus. You should read this prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the offering as well as other considerations that are important to you in making a decision to invest in Securities. You should pay special attention to the “Risk Factors” section of this prospectus and the “Risk Factors” section in our 2025 Form 10-K and any subsequent Quarterly Reports on Form 10-Q to determine whether an investment in the Securities is appropriate for you.
Our Company
Stem is reimagining technology to drive the energy transition. We help asset owners, operators and stakeholders benefit from the full value of their energy portfolio by enabling the intelligent development, deployment and operation of clean energy assets. Our integrated software suite, PowerTrackTM, provides asset monitoring software and solutions, supported by professional and managed services, under one consolidated set of solutions. Our solutions and services are designed to provide customers with the information they need clearly and accurately and help harness raw data to inform actionable insight. With global projects managed in 55 countries, customers have relied on Stem for nearly 20 years to help maximize the value of their clean energy projects.
PowerTrack is our integrated suite of software and solutions for solar, storage and hybrid assets. Within the PowerTrack product suite we offer PowerTrack Software, PowerTrack Energy Management System, PowerTrack Supervisory Control and Data Acquisition, PowerTrack Power Plant Controller, PowerTrack Logger, and PowerTrack Optimizer.
Our PowerTrack Software for solar monitoring and analytics enables the standardization of energy portfolios on one hardware agnostic application. We offer commercial and industrial- and utility-scale edge hardware solutions, which are original equipment manufacturer (“OEM”)-agnostic devices that are used to connect customers’ solar and storage assets to our software applications in a unified view. We offer project services to our PowerTrack customers to assist with designing and commissioning of solutions. We offer Managed Services, which are full lifecycle, storage services covering the design, procurement, commissioning, operation and optimization of energy storage and hybrid systems, enabled by our PowerTrack Optimizer software, to our customers. We also offer a comprehensive suite of Professional Services to support solar and storage projects through every stage of the project lifecycle, providing our customers with the expertise needed to navigate the complexity and scale of clean energy portfolios. We serve project developers, asset owners, engineering, procurement and construction firms and distributors.
Since our inception in 2009, we have engaged in developing and marketing AI-enabled software and services, raising capital, recruiting personnel, and growing our annual recurring revenue. Over the last 15 years, we have been an industry leader in clean energy software and solutions.
Corporate Information
We are incorporated in the State of Delaware. We maintain executive offices at 1400 Post Oak Boulevard, Suite 560, Houston, Texas 77056, and our telephone number is (877) 374-7836. Our website address is www.stem.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

The Offering
We are registering for resale by the Selling Shareholder named herein the Securities described below:

Shares offered by the Selling Shareholder	Shares of Common Stock issuable upon exercise of the 289,045 shares of Common Stock initially issuable thereunder.
Terms of the offering
The Selling Shareholder may, from time to time, sell, at prevailing market prices, privately negotiated prices or such other prices as the Selling Shareholder may determine, any or all of their Securities covered hereby. See “Plan of Distribution.”

Use of proceeds
All of the shares of Securities offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for their respective accounts. We will not receive any of the proceeds from these sales. See “Use of Proceeds.”

Risk factors
You should read and consider the information set forth under the heading “Risk Factors” on page 3 of this prospectus, together with the risk factors and cautionary statements described in our 2025 Form 10-K and any subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein, before deciding to invest in the Securities.

Trading Market and Ticker Symbol	Our Common Stock is listed on the NYSE under the symbol “STEM.”

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our 2025 Form 10-K, as supplemented and updated by subsequent periodic and current reports that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face and new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and prospects could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Offering
Future sales of our Common Stock in the public market may depress our share price.
Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business.
The market price of our Common Stock could decline as a result of sales in the market by a few large stockholders, such as the Selling Shareholder, or the perception that these sales could occur, including as a result of the registration statement of which this prospectus forms a part. This decrease may continue after the completion of this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.
Our stockholders may experience substantial dilution in the value of their investment or may otherwise have their interests impaired if we issue additional shares of our capital stock.
Our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) allows us to issue up to 250 million shares of our Common Stock and up to one million shares of undesignated preferred stock. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.
Pursuant to our Certificate of Incorporation, our board of directors may authorize the issuance of up to one million shares of preferred stock at any time and from time to time, with such terms and preferences as the board of directors determines and without any stockholder approval other than as may be required by NYSE rules. The issuance of such shares of preferred stock could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of such preferred stock could also be used as a method of discouraging, delaying, or preventing a change of control.

USE OF PROCEEDS
We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Securities. The net proceeds from the sale of the Securities will be received by the Selling Shareholder.
Subject to limited exceptions, the Selling Shareholder will pay any broker or underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholder in disposing of any of the Securities. We will bear the costs, fees and expenses incurred in effecting the registration of the Securities, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and counsel of the Selling Shareholder and our independent registered public accounting firm.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation and our Amended and Restated Bylaws, as amended (the “Bylaws”), which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation and the Bylaws described herein in their entirety for a complete description of the rights and preferences of our securities. This section also summarizes relevant provisions of the Delaware General Corporation Law (“DGCL”). The terms of the DGCL are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these laws.
Authorized and Outstanding Stock
The Certificate of Incorporation authorizes the issuance of 251,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
As of March 31, 2025, there were outstanding 8,567,751 shares of Common Stock and no shares of Preferred Stock outstanding.
Common Stock
Holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. Holders of the Common Stock do not have cumulative voting rights in the election of directors, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the candidates standing for election.
Holders of the Common Stock do not have preemptive, subscription, redemption or conversion rights. Such Common Stock is not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to Common Stock. The rights, powers, preferences and privileges of holders of Common Stock are subject to those of the holders of any shares of the Preferred Stock that we may authorize and issue in the future.
In the event of the Company’s liquidation, dissolution or winding up, and after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, holders of the Common Stock are be entitled to receive pro rata our remaining assets available for distribution.
The Common Stock is listed on the NYSE, where it is traded under the symbol “STEM.” Any additional shares of Common Stock that we will issue will also be listed on the NYSE.
Preferred Stock
The Certificate of Incorporation authorizes the board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by the holders of the Common Stock. The board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock, including, without limitation:
•the designation of the series;
•the number of shares of the series, which the board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made; and
•restrictions on the issuance of shares of the same series or of any other class or series; and the voting rights, if any, of the holders of the series.
The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Common Stock might believe to be in their best interests or in which the holders of the Common Stock might receive a premium for the Common Stock over the market price of the Common Stock. Additionally, the issuance of preferred stock could adversely affect the rights of holders of the Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse effect on the market price of the Common Stock. We currently have no plans to issue any preferred stock.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
The Company has not paid any cash dividends on its Common Stock to date. Declaration and payment of any dividend in the future will be subject to the discretion of the board of directors. The time and amount of dividends will be dependent upon the Company’s financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in the Company’s debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the board of directors may consider relevant. In addition, the board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, the Company’s ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of the Company’s subsidiaries.
Annual Stockholder Meetings
The Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the board of directors. To the extent permitted under applicable law, the Company may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Company’s Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law
The Certificate of Incorporation, Bylaws, and the DGCL contain provisions, as summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares.
However, the listing requirements of NYSE, which would apply so long as the Common Stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then- outstanding voting power of the Company’s capital stock or the-then outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Company’s board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of its management. Moreover, the Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable the Company’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.
Classified Board of Directors
The Certificate of Incorporation provides that the Company’s board of directors are classified into three (3) classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three (3) year term. As a result, approximately one-third (1/3) of the Company’s board of directors will be elected each year. The classification of directors will make it more difficult for stockholders to change the composition of the Company’s board of directors. The Certificate of Incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.
Business Combinations
The Company is a Delaware corporation and is subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•a stockholder who owns 20% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

•an affiliate of an interested stockholder; or
•an associate of an interested stockholder, for three (3) years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of the Company’s assets. However, the above provisions of Section 203 do not apply if:
•the Company’s board of directors approves the transaction that made the stockholder an “interested stockholder, prior to the date of the transaction”;
•after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or
•on or subsequent to the date of the transaction, the initial business combination is approved by the Company’s board of directors and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds (2/3) of the outstanding voting stock not owned by the interested stockholder.
Amendments to the Certificate of Incorporation and Bylaws
Any amendment to the Certificate of Incorporation will be required to be approved by a majority of the Company’s board of directors as well as, if required by law or the Certificate of Incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of provisions to board classification, stockholder action, certificate amendments, and liability of directors must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our amended bylaws will be required to be approved by either a majority of the Company’s board of directors or not less than 66 2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class.
Removal of Directors; Vacancies
Under the DGCL, and as provided in the Company’s Certificate of Incorporation, a director serving on a classified board may be removed by the stockholders only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the Certificate of Incorporation provides that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director (and not by stockholders) even if less than a quorum.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the amended and restated certificate of incorporation specifically authorizes cumulative voting. Neither our Certificate of Incorporation nor our Bylaws permit cumulative voting.
No Written Consent of Stockholders
The Certificate of Incorporation provides that all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Special Stockholder Meetings
The Certificate of Incorporation provides that special meetings of the Company’s stockholders may be called at any time only by or at the direction of the chief executive officer, the board of directors or the chairperson of the board of directors pursuant to a resolution adopted by a majority of the board of directors. The Company’s Bylaws provide that the business transacted at a special meeting shall be limited to the matters so stated in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
The Company’s Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Company’s Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the board of directors to adopt rules and regulations for the conduct of meetings as it deems appropriate, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
The Certificate of Incorporation provides that unless the Company consents to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company or its stockholders, (3) action asserting a claim against the Certificate of Incorporation or the Company’s Bylaws, or (4) action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. In addition, the provisions described above will not apply to suits brought to enforce a duty or liability created by the federal securities laws or any other claim for which the federal courts have exclusive jurisdiction.

Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. The Certificate of Incorporation, to the extent allowed by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and the Company renounces any expectancy that any of the directors or officers of the Company will offer any such corporate opportunity of which they may become aware to the Company, except with respect to any of the directors or officers of the Company regarding a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Company and (i) such opportunity is one the Company is legally and contractually permitted to undertake and would otherwise be reasonable for it to pursue and (ii) the director or officer is permitted to refer that opportunity to the Company without violating any legal obligation.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
The Company’s amended and restated bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Certificate of Incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.
These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

SELLING SHAREHOLDER
The Selling Shareholder acquired the shares of Common Stock offered in connection with the Company’s acquisition of the assets of raicoon GmbH, a Vienna-based software company focused on automated fault detection and event management for solar asset performance. We are registering the Securities offered by this prospectus on behalf of the Selling Shareholder.
This prospectus covers the public resale of the Securities beneficially owned by the Selling Shareholder listed in the table below. The table below presents information regarding the Selling Shareholder and the shares of Common Stock that they may offer and sell from time to time under this prospectus. The Selling Shareholder may from time to time offer and sell pursuant to this prospectus and any accompanying prospectus supplement any or all of the Securities set forth below that have been issued to them.
The table also provides information regarding the beneficial ownership of our Common Stock by the Selling Shareholder as adjusted to reflect the assumed sale of all of the shares of Common Stock offered under this prospectus. The ownership percentage indicated in the following table is based on 8,567,751 total outstanding shares of our Common Stock as of March 31, 2026.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Shareholder has sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.
The Selling Shareholder may sell some, all or none of their Securities. We do not know for how long the Selling Shareholder will hold the Securities before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale or other disposition of any of the Securities. The Securities covered hereby may be offered from time to time by the Selling Shareholder.

	Beneficial Ownership Prior to the Offering(1)	Maximum Securities Being Registered for Resale	Securities Beneficially Owned After the Offering(1)(2)(3)
Name of Selling Shareholder	Shares	Shares	Shares	Percentage
raicoon GmbH(4)	389,569	289,045	389,569	4.5%

(1)“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. Notwithstanding the foregoing, the beneficial ownership amounts assume the ownership and sale of all Common Stock that may be offered pursuant to this prospectus.
(2)Assumes the sale of all of the Securities being offered pursuant to this prospectus and that each of the Selling Shareholder buy or sell no additional shares of Common Stock prior to the completion of this offering.
(3)Percentages calculated based on Rule 13d-3 under the Exchange Act, based on 8,567,751 shares of Common Stock issued and outstanding as of March 31, 2026.
(4)The address of this entity is Neustiftgasse 32, linkes Fabriksgebäude / 12, 1070 Wien, Austria.

PLAN OF DISTRIBUTION
We are registering the Securities issued to the Selling Shareholder to permit the registered sale, transfer or other disposition of these Securities by the Selling Shareholder or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of the Securities. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Securities.
The Selling Shareholder may, from time to time, sell or otherwise dispose of any or all of their Securities covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales or other dispositions may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an over-the-counter distribution;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales;
•broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Shareholder also may resell or dispose of all or a portion of their Securities in open market transactions in reliance upon Rule 144, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
If the Securities are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts (it being understood that the Selling Shareholder shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
The Selling Shareholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of the Securities by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Securities will be borne by the Selling

Shareholder. The Selling Shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the Securities or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging in positions they assume. The Selling Shareholder may also sell Securities short and deliver Securities covered by this prospectus to close out short positions and to return borrowed Securities in connection with such short sales. The Selling Shareholder may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those Securities. The Selling Shareholder may also loan or pledge Securities to broker-dealers that in turn may sell such Securities.
The Selling Shareholder and any broker-dealers or agents that are involved in selling the shares of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the Selling Shareholder will sell any or all of the Securities registered pursuant to the shelf registration statement, of which this prospectus.

LEGAL MATTERS
The validity of the securities offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement. Matters relating to the Securities will be passed for the Selling Shareholder by the Selling Shareholder’s own respective counsel.
EXPERTS
The consolidated financial statements of Stem, Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus by reference to Stem, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 and the effectiveness of Stem, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Up to 289,045 Shares of Common Stock

PROSPECTUS
June 22, 2026